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                                                              EXHIBIT 99.e(viii)

                              AMENDMENT NUMBER 5 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services Company on November 1, 1998 (the "Agreement"), The Hartford Global Communications Fund, The Hartford Global Financial Services Fund and The Hartford Growth Fund are hereby included as three new Funds. All provisions in the Agreement shall apply to The Hartford Global Communications Fund, The Hartford Global Financial Services Fund and The Hartford Growth Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of October, 2000.

                         HARTFORD INVESTMENT FINANCIAL  SERVICES COMPANY

                         By: /s/ Peter W. Cummins
                            ---------------------------------------------------
                                 Peter W. Cummins
                                 Senior Vice President, Sales & Distribution

                         THE HARTFORD MUTUAL FUNDS, INC.
                         on behalf of:
                         The Hartford Global Communications Fund
                         The Hartford Global Financial Services Fund
                         The Hartford Growth Fund

                         By: /s/ David M. Znamierowski
                            ---------------------------------------------------
                                 David M. Znamierowski
                                 President